Exhibit 10.1

PURCHASE AGREEMENT

PURCHASE AGREEMENT (this “Agreement”), dated as of April 25, 2003, by and among HARBOR GLOBAL COMPANY LTD., a Bermuda limited duration company (“Parent”), PIOGLOBAL GOLDFIELDS II LIMITED (formerly “Pioneer Goldfields II Limited”), a Guernsey, Channel Islands company and indirect, wholly owned subsidiary of Parent (“Seller”), and HSBC BANK USA, a New York State chartered bank (“Buyer”).

RECITALS

Seller, Ashanti Goldfields Company Limited (“AGC”), Pioneer Asset Management USA Inc. (formerly “The Pioneer Group Inc.”) and Ashanti Goldfields Teberebie Limited (“Ashanti”) are party to that certain Purchase Agreement dated as of May 11, 2000, as amended as of March 19, 2003 (the “Stock Purchase Agreement”), pursuant to which Ashanti purchased from Seller all of the outstanding shares of capital stock of Pioneer Goldfields Limited.

Pursuant to Section 2.3(d) of the Stock Purchase Agreement, Ashanti became obligated to make “Supplemental Payments” to Seller in an aggregate amount of up to $5,000,000, by the payment of $250,000 in respect of each calendar quarter commencing with the calendar quarter commencing April 1, 2001 and ending with the calendar quarter ending March 31, 2006, subject to the conditions set forth therein. To date, only one Supplemental Payment has been made to Seller because the conditions set forth in the Stock Purchase Agreement that trigger Ashanti’s obligation to make such payments have been satisfied during only one calendar quarter, that being the calendar quarter ended March 31, 2003. However, if the conditions set forth in Section 2.3(d) of the Stock Purchase Agreement are satisfied for the remaining 12 calendar quarters ending between or on the date hereof and March 31, 2006, Ashanti will be required to make additional Supplemental Payments to Seller in the maximum aggregate amount of $3,000,000.

Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all right, title and interest of Seller in and to the remaining Supplemental Payments to be made under the Stock Purchase Agreement, including, without limitation, all rights of Seller under the Stock Purchase Agreement relating thereto under Sections 2.3(d), 2.3(e), 2.3(f) and 18.6 (the “Purchased Interest”), upon the terms and subject to conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

ARTICLE 1

DEFINITIONS AND CONSTRUCTION

Section 1.1 Definitions. Except as otherwise expressly provided herein, the following terms and phrases shall have the meanings set forth below:

“Ashanti Consent” has the meaning given to such term in Section 3.3.

“Ashanti Note” means that certain Promissory Note made by Ashanti in favor of Seller pursuant to Section 2.3(c) of the Stock Purchase Agreement, in the original principal amount of $13,800,000, as amended as of March 19, 2003 to reduce the original principal amount thereof to $12,700,000.

“Assignment Agreement” means the Assignment Agreement, substantially in the form attached hereto as Exhibit A.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banks are open for domestic and foreign exchange business in New York City, New York.

“Closing” has the meaning given to such term in Section 6.1.

“Closing Date” has the meaning given to such term in Section 6.1.

“Collateral Agreement” means the Collateral Agreement, substantially in the form attached hereto as Exhibit B.

“Governmental Authority” means any federal, state or other governmental agency or body, authority, administrative or regulatory body or court or other tribunal, foreign or domestic.

“Indemnified Party” means a Person that is entitled to the benefits of indemnification from an Indemnifying Party in accordance with the terms and conditions of Article 8 of this Agreement.

“Indemnifying Party” means a party to this Agreement that has the obligation to indemnify an Indemnified Party in accordance with the terms and conditions of Article 8 of this Agreement.

“Law” means any law, order, statute, treaty, writ, judgment, decree, injunction, rule, regulation, by-law, ordinance, code or other policy, guideline, interpretation or pronouncement having the effect of law of any Governmental Authority.

“Lien” means any lien, encumbrance, security interest, mortgage, hypothecation, pledge, restriction, option agreement or arrangement, charge, claim or right of any kind.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or other entity or Governmental Authority.

“Transaction Documents” means this Agreement, the Assignment Agreement and the Collateral Agreement.

ARTICLE 2

PURCHASE AND SALE OF PURCHASED INTEREST

Section 2.1 Sale. On the terms, and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of the right, title and interest of Seller in and to the Purchased Interest.

Section 2.2 Purchase Price. The aggregate purchase price (the “Purchase Price”) for the Purchased Interest shall be eight hundred seventy-five thousand dollars ($875,000) to be paid on the Closing Date by check or wire transfer of immediately available federal funds to an account designated by Buyer.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

Seller and Parent, jointly and severally, represent and warrant to Buyer as follows:

Section 3.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of Guernsey, Channel Islands. Parent is a limited duration company duly organized, validly existing and in good standing under the laws of Bermuda.

Section 3.2 Authority. Each of Seller and Parent has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of Seller and Parent has obtained all necessary corporate or organizational approvals for the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and upon execution and delivery by each of Seller and Parent each of the other Transaction Documents to which it is a party will be, duly executed and delivered by each of Seller and Parent and constitute or will constitute, as applicable, each of Seller’s and Parent’s

Section 3.3 legal, valid and binding obligations, enforceable against each of Seller and Parent in accordance with its respective terms.

Section 3.4 Non-Contravention. Except for the consent of Ashanti and AGC to the consummation of the transaction contemplated hereby (the “Ashanti Consent”), none of the execution and delivery by Seller or Parent of this Agreement or the other Transaction Documents to which it is a party, the performance of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby will (i) conflict with Seller’s or Parent’s organizational documents or (ii) with or without notice, the passage of time or both, constitute a breach or violation of, be in conflict with, constitute or create a default under, or result in the creation or imposition of any Liens upon any property of Seller or Parent pursuant to (a) any material agreement to which Seller or Parent is a party or by which either of them or any of their respective properties (including the Purchased Interest) are bound or (b) any Law relating to Seller or the Parent.

Section 3.5 Litigation. There are no judicial or administrative actions, suits, arbitrations, proceedings, claims or investigations, pending or, to the knowledge of Seller and Parent, threatened (a) relating to or affecting the Purchased Interest, or (b) challenging in any respect the validity of the Stock Purchase Agreement, this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby. To the knowledge of Seller and Parent, there are no facts or circumstances that may give rise to any of the foregoing.

Section 3.6 Ownership and Transfer of Purchase Interest. Seller has good and marketable title to the Purchased Interest, free and clear of all Liens, defenses, set-offs, counterclaims and cross-claims of any nature or description. Other than with respect to the Ashanti Consent which shall be obtained prior to Closing, Seller has the unrestricted right to sell, assign, transfer, convey and deliver to Buyer all right, title and interest in and to the Purchased Interest without penalty or other adverse consequences, and upon the Closing, Buyer will own the Purchased Interest free and clear of all Liens, defenses, set-offs, counterclaims and cross-claims of any nature or description (except for Liens, if any, granted by Buyer, and any defenses, set-offs, counterclaims or cross-claims relating to Buyer’s actions or inactions).

Section 3.7 Stock Purchase Agreement.

(a) Attached hereto as Exhibit C is a true, correct and complete copy of the Stock Purchase Agreement, which is in full force and effect and has not been modified, changed, altered, supplemented, amended or terminated in any respect. To the knowledge of Seller and Parent, no event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default or a breach of a representation or covenant made under the Stock Purchase Agreement by any of the parties thereto. As of the date hereof, to the knowledge of Seller and Parent, Ashanti has no existing claims against Seller under the Stock Purchase Agreement.

(b) Attached hereto as Exhibit D is a true, correct and complete copy of the Ashanti Note, which is in full force and effect and, except as set forth in Exhibit D, has not been modified, changed, altered, supplemented, amended or terminated in any respect. To the knowledge of Seller and Parent, no event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default under the Ashanti Note. As of the date hereof, all payments required to be made by Ashanti to Seller under the Ashanti Note have been timely made.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to each of Seller and Parent as follows:

Section 4.1 Organization. Buyer is a chartered bank duly organized, validly existing and in good standing under the laws of the State of New York.

Section 4.2 Authority. Buyer has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Buyer has obtained all necessary corporate or organizational approvals for the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and upon execution and delivery by Buyer each of the other Transaction Documents to which it is a party will be, duly executed and delivered by Buyer and constitute or will constitute, as applicable, Buyer’s legal, valid and binding obligations, enforceable against Buyer in accordance with its respective terms.

Section 4.3 Non-Contravention. None of the execution and delivery by Buyer of this Agreement or the other Transaction Documents to which it is a party, the performance of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby will (i) conflict with Buyer’s organizational documents or (ii) with or without notice, the passage of time or both, constitute a breach or violation of, be in conflict with, constitute or create a default under, or result in the creation or imposition of any Liens upon any property of Buyer pursuant to (a) any material agreement to which Buyer is a party or by which it or any of its properties are bound or (b) any Law relating to Buyer.

ARTICLE 5

CONDITIONS TO CLOSING

Section 5.1 The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of each of Seller and Parent contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on the Closing Date, and Buyer shall have received a certificate of Seller and Parent to such effect, signed by a duly authorized officer of Seller and Parent.

(b) Consents. Seller and Parent shall have delivered, made or obtained the Ashanti Consent and any other consents from any Person or Governmental Authority required to be delivered, made or obtained by it prior to the Closing in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(c) No Material Adverse Effect. No event (or events) shall have occurred or be reasonably likely to occur which, individually or in the aggregate, have, or could reasonably be expected to have, a material adverse effect on the Purchased Interest, Ashanti or the ability of Seller or Parent to consummate the transactions contemplated by this Agreement, and Buyer shall have received a certificate of Seller and Parent signed by a duly authorized officer of Seller and Parent to the effect that, to the knowledge of Seller and Parent, no event (or events) shall have occurred or be reasonably likely to occur which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the ability of Seller or Parent to consummate the transactions contemplated by this Agreement.

Section 5.2 The obligations of Seller and Parent to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the conditions that the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on the Closing Date, and Seller and Parent shall have received a certificate of Buyer to such effect, signed by a duly authorized officer of Buyer.

ARTICLE 6

CLOSING

Section 6.1 Closing Date. Unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned pursuant to Article 7 hereof, the closing of the transactions contemplated by this Agreement (the “Closing”)

shall take place at the offices of Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036, at 10:00 a.m., New York City time, on April 30, 2003 (or, if later, the date which is three (3) Business Days after the date on which the conditions to the Closing set forth in Article 5 have been satisfied or waived in accordance with this Agreement) or such other date, time and place as shall be agreed upon by Seller and Buyer (the actual date of the Closing being herein called the “Closing Date”).

Section 6.2 Buyer’s Deliveries. At the Closing, Buyer shall deliver to Seller the Purchase Price as provided in Article 2 hereof, the Collateral Agreement, executed by Buyer, and the certificate to be delivered by Buyer pursuant to Section 5.1 hereof.

Section 6.3 Seller’s Deliveries. At the Closing, Seller shall deliver to Buyer the Assignment and the Collateral Agreement, each executed by Seller, and the certificates to be delivered by Parent and Seller pursuant to Section 5.1 hereof.

ARTICLE 7

TERMINATION

This Agreement may be terminated at any time prior to the Closing:

(a)	by the mutual written consent of Buyer and Seller;

(b)	by either Buyer or Seller, if the Closing shall not have occurred on or prior to April 30, 2003.

ARTICLE 8

INDEMNIFICATION

Section 8.1 Survival of Representations and Warranties. The representations, warranties, covenants and agreements made in this Agreement by the parties hereto shall survive the signing and consummation of this Agreement for a period of one year from the Closing Date. All representations, warranties and covenants made by Seller and Parent in this Agreement will be deemed to have been relied upon by Buyer (notwithstanding any investigation by Buyer). All representations, warranties and covenants made by Buyer in this Agreement will be deemed to have been relied upon by Seller and Parent (notwithstanding any investigation by Seller and Parent).

Section 8.2 Indemnification. Seller and Parent, jointly and severally, on the one hand, and Buyer on the other hand, agree to defend, indemnify and hold harmless the other and any subsidiary or affiliate thereof and its officers, directors, shareholders and controlling persons, employees, agents, successors and assigns (the “Related Parties”) from and against any and all liabilities, losses, damages, claims, costs, expenses, judgments, interest and penalties (including, without limitation, reasonable attorneys’, accountants’ and outside advisors’ fees and disbursements) (collectively, “Losses”) incurred as a result of, arising out of or resulting from any breach by such party of any of its representations, warranties or covenants contained in this Agreement or the

Assignment Agreement; provided, however, that in no event shall Seller and Parent, on the one hand, and Buyer, on the other hand, be required to indemnify and hold harmless the other and its Related Parties collectively for any Losses in excess of the Purchase Price less the aggregate amount of Supplemental Payments received by Buyer from Ashanti or AGC.

Section 8.3 Notice of Claims. An Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim against the Indemnified Party which might give rise to a claim by the Indemnified Party against the Indemnifying Party under the indemnification provisions contained herein, stating the nature and basis of the claim and the actual or estimated amount thereof, provided, however, that failure to give such notice will not affect the obligation of the Indemnifying Party to provide indemnification in accordance with the terms of Section 8.2 unless, and only to the extent that, the Indemnifying Party is actually prejudiced thereby. In the event that any action, suit or proceeding is brought against any Indemnified Party with respect to which the Indemnifying Party may have liability under the indemnification provisions contained herein, the Indemnifying Party shall, upon written acknowledgment by the Indemnifying Party that such action, suit or proceeding is an indemnifiable Loss pursuant to Section 8.2, have the right, at the cost and expense of the Indemnifying Party, to defend such action in the name and on behalf of the Indemnified Party (using counsel reasonably satisfactory to the Indemnified Party), and, in connection with any such action, the Indemnified Party and the Indemnifying Party agree to render to each other such assistance as may reasonably be required in order to ensure proper and adequate defense of such action; provided, however, that an Indemnified Party shall have the right to retain its own counsel, with reasonable fees and expenses paid by the Indemnifying Party, if representation of such Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate because of actual or potential differing interests between such Indemnified Party and the Indemnifying Party. If the Indemnifying Party shall fail to defend such action, suit or proceeding, then the Indemnified Party shall have the right to defend such action without prejudice to its rights to indemnification under Section 8.2 and, in connection therewith, the Indemnified Party and the Indemnifying Party agree to render to each other such assistance as may reasonably be required in order to ensure proper and adequate defense of such action. Neither the Indemnified Party nor the Indemnifying Party shall make any settlement of any claim without the written consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned.

ARTICLE 9

MISCELLANEOUS

Section 9.1 Expenses. All expenses of the preparation, execution and consummation of this Agreement and the other Transaction Documents, and of the transactions contemplated hereby and thereby, including, without limitation, attorneys’, accountants’ and outside advisors’ fees and disbursements, shall be borne by the party incurring such expense.

Section 9.2 Entire Agreement; Amendment. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

Section 9.3 Assignment. Neither Seller nor Parent may assign its rights or delegate its obligations under this Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure only to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 9.4 Further Action. Each of the parties hereto shall use all reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under applicable law to carry out the provisions of this Agreement and the other Transaction Documents, and shall execute and deliver such instruments and other documents as may be required to carry out the provisions of this Agreement and the other Transaction Documents.

Section 9.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by fax or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Buyer, to:

HSBC BANK USA

452 Fifth Avenue

New York, New York 10018

Attention: P. E. Kavanagh

Telecopy: (212) 525-3869

With a copy to:

Kronish Lieb Weiner & Hellman LLP

1114 Avenue of the Americas

New York, New York 10036

Attn: Steven K. Weinberg, Esq.

Telecopy: (212) 479-6275

if to Seller, to:

Harbor Global Company Ltd.

One Faneuil Hall Marketplace, 4th Floor

Boston, Massachusetts 02109-1820

Attn: Stephen G. Kasnet, Chief Executive Officer

Telecopy: (617) 878-1699

With a copy to:

Keegan, Werlin & Pabian, LLP

21 Custom House Street

Boston, Massachusetts 02110

Attn: Lisa S. Trainor, Esq.

Telecopy: (617) 951-1354

Section 9.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 9.7 Headings. The headings of Sections are for reference only and shall not limit or control the meaning thereof.

Section 9.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 9.9 GOVERNING LAW. THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS (AND NOT THE PRINCIPLES OF CONFLICT OF LAWS) OF THE STATE OF NEW YORK.

Section 9.10 VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK RESIDING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY

HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SAID COURTS OR THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR (PROVIDED THAT PROCESS SHALL BE SERVED IN ANY MANNER REFERRED TO IN THE FOLLOWING SENTENCE) THAT SERVICE OF PROCESS UPON SUCH PARTY IS INEFFECTIVE. EACH PARTY AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AGREEMENT MAY BE MADE UPON IT IN ANY MANNER PERMITTED BY THE LAWS OF THE STATE OF NEW YORK OR THE FEDERAL LAWS OF THE UNITED STATES OR BY REGISTERED MAIL DIRECTED TO SUCH PARTY AT ITS ADDRESS PROVIDED FOR IN SECTION 9.5 ABOVE. SERVICE OF PROCESS IN ANY MANNER REFERRED TO IN THE PRECEDING SENTENCE SHALL BE DEEMED, IN EVERY RESPECT, EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY.

Section 9.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

IN WITNESS WHEREOF, and intending to be legally bound thereby, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date and year first above written.

PIOGLOBAL GOLDFIELDS II LIMITED

By:	/s/ Stephen G. Kasnet
Name:	Stephen G. Kasnet
Title:	President

HARBOR GLOBAL COMPANY LTD.

By:	/s/ Stephen G. Kasnet
Name:	Stephen G. Kasnet
Title:	Chief Executive Officer

HSBC BANK USA

By:	/s/ William S. Edge
Name:	William S. Edge III
Title:	Senior Vice President

EXHIBIT A

Assignment Agreement

EXHIBIT B

Collateral Agreement

EXHIBIT C

Stock Purchase Agreement

EXHIBIT D

Ashanti Note